UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 SCHEDULE 14A

 Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☐	Preliminary Proxy Statement

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Summit Materials, Inc.

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Combination with Argos USA Creates a Materials - Led Enterprise with National Scale Significant Synergy Generation and Value Creation >$100M in net operational synergies 1 5 - 2 5 % accretive to free cash flow per share <3x net leverage <8x post - synergy EV/ EBITDA multiple Accelerating our ‘Elevate Summit’ Strategy Expands Summit’s position into complementary high - growth, underserved MSAs Enhances Summit’s ability to meet growing customer demand for cement in a capacity - constrained domestic market Better positions Summit to capitalize on strong and enduring demand tailwinds across all three end - markets Reduces the seasonality of Summit’s cement business due to enhanced geographic diversification, particularly in the Southeast, Mid - Atlantic, and Texas Leveraging proven expertise in operations, sustainability and innovation to materially upgrade the margin profile of the combined assets Combination with Argos improves operational flexibility, ensures mutual long - term commitment and provides for financial capacity to further Aggregates - oriented acquisitions 4 th largest cement platform in the United States 78% of pro forma EBITDA generated from aggregates and cement $1B in combined post - synergy Adjusted EBITDA

Cautionary Statement Regarding Forward - Looking Statements These materials include “forward - looking statements” within the meaning of the federal securities laws, which involve risks and uncertainties. Forward - looking statements include all statements that do not relate solely to historical or current facts, and you can identify forward - looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “outlook,” “should,” “seeks,” “intends,” “trends,” “plans,” “estimates,” “projects” or “anticipates” or similar expressions that concern our strategy, plans, expectations or intentions. All statements made relating to our estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results are forward - looking statements . Such forward - looking statements include but are not limited to statements about the benefits of the proposed transaction between Summit Materials and Cementos Argos S . A . (the “Transaction”), including future financial and operating results, the combined company’s plans, objectives, expectations and intentions, and other statements that are not historical facts. These forward - looking statements are subject to risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward - looking statements. We derive many of our forward - looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, it is very difficult to predict the effect of known factors, and, of course, it is impossible to anticipate all factors that could affect our actual results. In light of the significant uncertainties inherent in the forward - looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be realized. Important factors could affect our results and could cause results to differ materially from those expressed in our forward - looking statements, including but not limited to the factors discussed in the section entitled “Risk Factors” in Summit Materials Annual Report on Form 10 - K for the fiscal year ended December 31, 2022, as filed with the SEC, and any factors discussed in the section entitled “Risk Factors” in any of our subsequently filed SEC filings; and the following: • the occurrence of any event, change, or other circumstance that could give rise to the right of one or both of the parties to terminate the definitive transaction agreement between us and Cementos Argos S . A .; • the outcome of any legal proceedings that may be instituted against us or Cementos Argos S . A .; • the possibility that the Transaction does not close when expected or at all because required regulatory, shareholder, or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the Transaction); • the risk that the benefits from the Transaction may not be fully realized or may take longer to realize than expected, including as a result of changes in, or problems arising from, general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which we and Cementos Argos S.A. operate; • the ability to promptly and effectively integrate our business and the businesses of Cementos Argos S.A.; • the possibility that the Transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; • reputational risk and potential adverse reactions of our or Cementos Argos S.A.’s customers, employees or other business partners, including those resulting from the announcement or completion of the Transaction; • the dilution caused by our issuance of additional shares of capital stock in connection with the Transaction; • the diversion of management’s attention and time from ongoing business operations and opportunities on Transaction - related matters; and • the impact of the global COVID - 19 pandemic on our or Cementos Argos S.A.’s businesses, the ability to complete the Transaction or any of the other foregoing risks. All subsequent written and oral forward - looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements. Any forward - looking statement that we make herein speaks only as of the date of these materials. We undertake no obligation to publicly update or revise any forward - looking statement as a result of new information, future events or otherwise, except as required by law. Non - GAAP Financial Measures The Securities and Exchange Commission (“SEC”) regulates the use of “non - GAAP financial measures,” such as Adjusted Net Income (Loss), Adjusted Diluted Net Income, Adjusted Diluted EPS, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Cash Gross Profit, Adjusted Cash Gross Profit Margin, Free Cash Flow, Net Leverage and Net Debt which are derived on the basis of methodologies other than in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). We have provided these measures because, among other things, we believe that they provide investors with additional information to measure our performance, evaluate our ability to service our debt and evaluate certain flexibility under our restrictive covenants. Our Adjusted Net Income (Loss), Adjusted Diluted Net Income, Adjusted Diluted EPS, Adjusted EBITDA, Further Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Cash Gross Profit, Adjusted Cash Gross Profit Margin, Free Cash Flow, Net Leverage and Net Debt may vary from the use of such terms by others and should not be considered as alternatives to or more important than net income (loss), operating income (loss), revenue or any other performance measures derived in accordance with U.S. GAAP as measures of operating performance or to cash flows as measures of liquidity. Adjusted EBITDA, Adjusted EBITDA Margin, and other non - GAAP measures have important limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under U.S. GAAP. Some of the limitations of Adjusted EBITDA are that these measures do not reflect: (i) our cash expenditures or future requirements for capital expenditures or contractual commitments; (ii) changes in, or cash requirements for, our working capital needs; (iii) interest expense or cash requirements necessary to service interest and principal payments on our debt; and (iv) income tax payments we are required to make. Because of these limitations, we rely primarily on our U.S. GAAP results and use Adjusted EBITDA, Adjusted EBITDA Margin and other non - GAAP measures on a supplemental basis. We strongly encourage investors to review our consolidated financial statements in their entirety and not rely on any single financial measure. Additional Information and Where to Find It This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities. This communication relates to the Transaction. In connection with the Transaction, Summit Materials filed a preliminary proxy statement on Schedule 14A with the SEC on October 18, 2023 and plans to file with the SEC a definitive proxy statement on Schedule 14A (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or any other document that Summit Materials may file with the SEC and send to its shareholders in connection with the Transaction. The issuance of the stock consideration for the Transaction will be submitted to Summit Materials shareholders for their consideration. Before making any voting decision, Summit Materials shareholders are urged to read all relevant documents filed or to be filed with the SEC, including the Proxy Statement, as well as any amendments or supplements to those documents, when they become available, because they will contain important information about Summit Materials and the Transaction. Summit Materials shareholders will be able to obtain a free copy of the Proxy Statement, as well as other filings containing information about Summit Materials, free of charge, at the SEC’s website ( www. sec.gov). Copies of the Proxy Statement and other documents filed by Summit Materials with the SEC may be obtained, without charge, by contacting Summit Materials through its website at https:// ir.Summit.Materials.com/. Participants in the Solicitation Summit Materials, its directors, executive officers and other persons related to Summit Materials may be deemed to be participants in the solicitation of proxies from Summit Materials shareholders in connection with the Transaction. Information about the directors and executive officers of Summit Materials and their ownership of common stock of Summit Materials is set forth in Summit Materials annual report on Form 10 - K for the fiscal year ended December 31, 2022, which was filed with the SEC on February 16, 2023 and in its proxy statement for its 2023 annual meeting of stockholders, which was filed with the SEC on April 10, 2023. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the Proxy Statement and other relevant materials to be filed with the SEC in connection with the Transaction when they become available. Free copies of these documents may be obtained as described in the preceding paragraph.